Exhibit 4.B4

SECOND AMENDMENT TO CREDIT AGREEMENT

AND REAFFIRMATION OF GUARANTIES

SECOND AMENDMENT TO CREDIT AGREEMENT AND REAFFIRMATION OF GUARANTIES (this “Second Amendment”) dated as of May 18, 2018, among Brewster Inc., an Alberta corporation (the “Borrower”), each Guarantor signatory hereto, and BMO Harris Bank N.A., a national banking association (the “Bank”).

WHEREAS, the Borrower and the Bank are party to that certain Credit Agreement dated as of December 28, 2016 (as in effect immediately prior to the effectiveness of this Second Amendment, the “Existing Credit Agreement”, and as amended by this Second Amendment and as may be further amended, supplemented or otherwise modified and in effect from time to time, the “Amended Credit Agreement”).

WHEREAS, each of the Guarantors are party to a Guaranty pursuant to which the Guarantors guaranteed the payment and performance of the Obligations.

WHEREAS, the Borrower requests that the Bank amend the Existing Credit Agreement, and upon and subject to the terms and conditions set forth in this Second Amendment, the Bank is willing to so amend the Existing Credit Agreement.

WHEREAS, in connection with such amendment, the Bank requests that the Guarantors reaffirm the Guaranties, and the Guarantors are willing to do so.

WHEREAS, these recitals shall be construed as part of this Second Amendment.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

Section 1.  Definitions.  Except as otherwise defined in this Second Amendment, terms defined in the Amended Credit Agreement are used herein as defined therein.

Section 2.  Amendments to the Existing Credit Agreement.  The Bank and the Borrower hereby agree that from and after the Second Amendment Effective Date, the Existing Credit Agreement shall be amended as follows:

2.01.References Generally.  References in the Existing Credit Agreement (including references to the Existing Credit Agreement as amended hereby) to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein” and “hereof”) and each reference to the Existing Credit Agreement in the other Loan Documents (and indirect references such as “thereunder”, “thereby”, “therein” and “thereof”) shall be deemed to be references to the Existing Credit Agreement as amended hereby.

2.02.Amendments.  The Bank and the Borrower hereby agree that Section 1.1 of the Existing Credit Agreement is amended by deleting the definition of “Commitment” and replacing it with the following:

“Commitment” means the obligation of Bank to make Loans and to issue Letters of Credit hereunder in an aggregate principal or face amount at any one time outstanding not to exceed $30,000,000.

Section 3.  Representations and Warranties of the Borrower.  The Borrower represents and warrants to the Bank that as of the Second Amendment Effective Date:

3.01.each of the representations and warranties set forth in the Amended Credit Agreement and in the other Loan Documents are true and correct in all respects (or in all material respects for such representations and warranties that are not by their terms already qualified as to materiality) as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all respects (or in all material respects for such representations and warranties that are not by their terms already qualified as to materiality) as of such earlier date;

3.02.both immediately before and after giving effect to this Second Amendment and the transactions contemplated hereby, no Default or Event of Default shall have occurred and be continuing, or would result therefrom; and

3.03.each of the conditions in Section 4 hereof has been satisfied or waived by the Bank (other than such conditions to the extent required to be satisfactory to the Bank).

Section 4.  Conditions Precedent.  The amendments to the Existing Credit Agreement set forth in Section 2 above shall become effective as of the date (the “Second Amendment Effective Date”), upon which each of the following conditions precedent shall be satisfied or waived:

4.01.Execution.  The Bank shall have received counterparts of this Second Amendment executed by the Borrower, the Guarantors and the Bank.

4.02.Good Standing Certificates.  Receipt by the Bank of evidence that Borrower, Parent and each other Loan Party is validly existing, in good standing, and qualified or registered to engage in business in its jurisdiction of organization.

4.03.Costs and Expenses.  The Borrower shall have paid all costs and expenses of the Bank payable pursuant to Section 9.10 of the Amended Credit Agreement.

Section 5.  Reference to and Effect Upon the Existing Credit Agreement.

5.01.Except as specifically amended or waived above, the Existing Credit Agreement and the other Loan Documents shall remain unchanged and in full force and effect and are hereby ratified and confirmed.

5.02.The execution, delivery and effectiveness of this Second Amendment shall not operate as a waiver of any right, power or remedy of the Bank under the Existing Credit Agreement or any Loan Document, nor constitute a waiver of any provision of the Existing Credit Agreement or any Loan Document, except as specifically set forth herein.

Section 6.  Reaffirmation.  Each of the Borrower and each Guarantor hereby reaffirms its obligations under each Loan Document to which it is a party and each Guarantor hereby acknowledges and consents to the terms of this Second Amendment.

Section 7.  Miscellaneous.  This Second Amendment is a Loan Document for all purposes of the Amended Credit Agreement. This Second Amendment may be executed in any number of counterparts, and by different parties hereto on separate counterpart signature pages, and all such counterparts taken together shall be deemed to constitute one and the same instrument.  Delivery of a counterpart signature page by facsimile transmission or by e-mail transmission of an Adobe portable document format file (also known as a “PDF” file) shall be effective as delivery of a manually executed counterpart signature page.  Section headings used in this Second Amendment are for reference only and shall not affect the construction of this Second Amendment.

Section 8.  Governing Law.  This Second Amendment SHALL BE GOVERNED BY AND CONSTRUED AND DETERMINED IN ACCORDANCE WITH the INTERNAL lawS of the State of ILLINOIS.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed and delivered as of the day and year first above written.

BREWSTER INC., as Borrower

By:  /s/ Ellen M. Ingersoll
Name:  Ellen M. Ingersoll
Title:    Vice President

By:  /s/ Elyse A. Newman
Name:  Elyse A. Newman
Title:    Treasurer

[Signature page to Second Amendment]

BREWSTER TRAVEL CANADA INC., as a Guarantor

By:  /s/ Ellen M. Ingersoll
Name:  Ellen M. Ingersoll
Title:    Vice President

By:  /s/ Elyse A. Newman
Name:  Elyse A. Newman
Title:    Treasurer

VIAD CORP, as a Guarantor

By:  /s/ Ellen M. Ingersoll
Name:  Ellen M. Ingersoll
Title:    Chief Financial Officer

By:  /s/ Elyse A. Newman
Name:  Elyse A. Newman
Title:    Treasurer

GLOBAL EXPERIENCE SPECIALISTS, INC., as a Guarantor

By:  /s/ Ellen M. Ingersoll
Name:  Ellen M. Ingersoll
Title:    Vice President

By:  /s/ Elyse A. Newman
Name:  Elyse A. Newman
Title:    Treasurer

[Signature page to Second Amendment]

GES EVENT INTELLIGENCE SERVICES, INC., as a Guarantor

By:  /s/ Ellen M. Ingersoll
Name:  Ellen M. Ingersoll
Title:    Vice President

By:  /s/ Elyse A. Newman
Name:  Elyse A. Newman
Title:    Treasurer

CATC ALASKA TOURISM CORPORATION, as a Guarantor

By:  /s/ Ellen M. Ingersoll
Name:  Ellen M. Ingersoll
Title:    Vice President

By:  /s/ Elyse A. Newman
Name:  Elyse A. Newman
Title:    Treasurer

ON SERVICES – AV SPECIALISTS, INC., as a Guarantor

By:  /s/ Ellen M. Ingersoll
Name:  Ellen M. Ingersoll
Title:    Vice President

By:  /s/ Elyse A. Newman
Name:  Elyse A. Newman
Title:    Treasurer

[Signature page to Second Amendment]

BMO HARRIS BANK N.A., as Bank

By:  /s/ Brian Harbin
Name:  Brian Harbin
Title:    Director

[Signature page to Second Amendment]